Exhibit 99.2

News Release For Immediate Release http://www.ball.com	Investor Contact: Ann T. Scott 303-460-3537, ascott@ball.com Media Contact: Scott McCarty 303-460-2103, smccarty@ball.com

Ball Corporation Board Increases Dividend

Highlights

●	Ball’s quarterly cash dividend will increase 30 percent, to 13 cents per share

●	The dividend increase will be effective with the March distribution

●	Ball will announce its fourth quarter and full-year 2012 earnings on Jan. 31, 2013

BROOMFIELD, Colo., Jan. 30, 2013—Ball Corporation’s (NYSE: BLL) board of directors today increased the company’s quarterly cash dividend by 30 percent, to 13 cents per share.
“This dividend increase returns value to our shareholders while maintaining financial flexibility, and reflects management’s expectations of continued improved performance by the company,” said Scott C. Morrison, Ball’s senior vice president and chief financial officer.
The cash dividend of 13 cents per share is payable March 15, 2013, to shareholders of record on March 1, 2013. Ball will announce its fourth quarter and full-year 2012 earnings on Thursday, Jan. 31, 2013. Conference call details are below.
Ball Corporation is a supplier of high quality packaging for beverage, food and household products customers, and of aerospace and other technologies and services, primarily for the U.S. government. Ball Corporation and its subsidiaries employ approximately 15,000 people worldwide and reported 2011 sales of more than $8.6 billion. For the latest Ball news and for other company information, please visit http://www.ball.com.

Conference Call Details
Ball Corporation (NYSE: BLL) will hold its regular quarterly conference call on the company’s results and performance on Thursday, Jan. 31, 2013, at 9 a.m. Mountain Time (11 a.m. Eastern). The North American toll-free number for the call is 800-272-5460. International callers should dial 303-223-2682. Please use the following URL for a webcast of the live call:
http://www.media-server.com/m/acs/0fa03f646a156eeac0eceb46582c477a
For those unable to listen to the live call, a taped replay will be available at 11 a.m. Mountain Time on Jan. 31, 2013, until 11 a.m. Mountain Time on Feb. 7, 2013. To access the replay, call 800-633-8284 (North American callers) or 402-977-9140 (international callers) and use reservation number 21641520.
A written transcript of the call will be posted within 48 hours of the call's conclusion to Ball’s website at www.ball.com in the investors section under “news and presentations.”

Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 1

Forward-Looking Statements
This release contains “forward-looking” statements concerning future events and financial performance. Words such as “expects," “anticipates,” "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99.2 in our Form 10-K, which are available on our website and at www.sec.gov. Factors that might affect our packaging segments include fluctuation in product demand and preferences; availability and cost of raw materials; competitive packaging availability, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve anticipated productivity improvements or production cost reductions; mandatory deposit or other restrictive packaging laws; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange rates or tax rates. Factors that might affect our aerospace segment include: funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts. Factors that might affect the company as a whole include those listed plus: accounting changes; changes in senior management; the recent global recession and its effects on liquidity, credit risk, asset values and the economy; successful or unsuccessful acquisitions; regulatory action or laws including tax, environmental, health and workplace safety, including U.S. FDA and other actions affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; governmental investigations; technological developments and innovations; goodwill impairment; antitrust, patent and other litigation; strikes; labor cost changes; rates of return projected and earned on assets of the company’s defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget and debt limit; reduced cash flow; interest rates affecting our debt; and changes to unaudited results due to statutory audits or other effects.

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Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 2